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                                                                    Exhibit 23.1

                [LETTERHEAD OF ERNST & YOUNG LLP APPEARS HERE]





        Re: Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Long Term Incentive Compensation Plan of AmSouth Bancorporation of our report dated January 31, 1996, with respect to the consolidated financial statements of AmSouth Bancorporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP
                                                ------------------------
                                                Ernst & Young LLP


Birmingham, Alabama
June 6, 1996